TYSON FOODS, INC.
PERFORMANCE STOCK AWARD

            THIS PERFORMANCE STOCK AWARD (the "Award") is made as of October 4, 2004 (the "Award Date") by TYSON FOODS, INC., a Delaware corporation, to _____________ (the "Recipient").

Preliminary Statements

A.        To promote the success of the Company, the Company desires to provide the Recipient with an enhanced incentive to perform services on behalf of the Company to aid in its continued growth and financial success in a manner that aligns the interests of the Recipient with the interests, generally, of the stockholders of the Company.

B.         The terms of the Tyson Foods, Inc. 2000 Stock Incentive Plan (the "Plan") permit the Compensation Committee of the Board of Directors of the Company (the "Committee") to grant shares generally on such terms and conditions as may be provided by the Committee.

C.        The Committee has approved the grant of the award described herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained in this Award and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1
Award of Performance Shares

            1.1       Award of Performance Shares.  Subject to the terms, restrictions, limitations, and conditions stated in this Award, the Company hereby awards to Recipient the right to receive:

(a)                up to ________ shares of Stock if and to the extent the Return on Invested Capital Goals are satisfied at the Measurement Date (the "ROIC Award").

(b)               up to _________ shares of Stock if and to the extent the Peer Group Goals are satisfied at the Measurement Date (the "Peer Group Award").

The ROIC Award and the Peer Group Award are collectively referred to herein as the "Award".

            1.2       Performance Measure Conditions to Payment of Award.  The extent, if any, to which the Recipient shall have the right to payment, respectively, of the ROIC Award and the Peer Group Award shall depend, in part, upon the extent to which the applicable performance measures have been satisfied as of the Measurement Date, as specified below:

            (a)        The Return on Invested Capital Goals shall have the following benchmarks:

                                    (i)         Threshold performance shall be equal to a trailing three (3) year average ROIC, ending with the ___ fiscal year, of eleven and seventy-five hundredths percent (11.75%), which shall result in the payment of  _________
                        shares of Stock to the Recipient;

                                    (ii)        Target performance shall be equal to a trailing three (3) year average ROIC, ending with the ____ fiscal year, of twelve and fifty hundredths percent (12.50%), which shall result in the payment of __________ shares of
                        Stock to the Recipient; and

                                    (iii)       Maximum or above performance shall be equal to a trailing three
                        (3) year average ROIC, ending with the ____ fiscal year, of thirteen and twenty-
                        five hundredths percent (13.25%) or more, which shall result in the payment of
                        __________ shares of Stock to the Recipient.

                                    (iv)       Performance between the foregoing benchmarks shall result in the payment of a number of shares of Stock to the Recipient determined as a matter of applying a straight-line interpolation between the minimum number of shares of
                        Stock specified in Clause (i) above and the maximum number of shares of Stock specified in Clause (iii) above.

            (b)        The Peer Group Goals shall have the following benchmarks:

                                    (i)         Threshold performance shall mean that the Company has
                        outperformed six (6) members of its Peer Group on the basis of Stock Price
                        Comparison, which shall result in the payment of _________ shares of Stock to the Recipient;

                                    (ii)        Target performance shall mean that the Company has
                        outperformed eight (8) members of its Peer Group on the basis of Stock Price
                        Comparison, which shall result in the payment of __________ shares of Stock to the Recipient; and

                                    (iii)       Maximum or above performance shall mean that the Company
                        has outperformed ten (10) members of its Peer Group on the basis of Stock
                        Price Comparison, which shall result in the payment of __________ shares of
                        Stock to the Recipient.

                                    (iv)       Performance between the foregoing benchmarks shall result in the payment of a number of shares of Stock to the Recipient determined as a matter of applying a straight-line interpolation between the minimum number of shares of
                        Stock specified in Clause (i) above and the maximum number of shares of Stock specified in Clause (iii) above.

            (c)        The shares of Stock that may become payable pursuant to either Section 1.2(a) or Section 1.2(b), or both, shall be determined based upon the highest benchmark attained in the respective category.  In other words, the attainment of multiple benchmarks under the ROIC Award or the Peer Group Award will not result in the payment of a cumulative number of shares of Stock for each benchmark achieved for that particular Award

1.3       General Conditions to Payment of Award.  Regardless of the extent to which the performance measures are attained under Section 1.2, the extent, if any, to which the Recipient shall have the right to payment, respectively, of the ROIC Award or the Peer Group Award, or both, is further conditioned upon the Recipient's satisfaction of the following requirements during the Performance Period:

                        (a)        The Recipient shall remain continuously in the employ of the Company or any affiliate from the Award Date through the Vesting Date (as defined in Section 1.5 below), except as otherwise provided in Section 2.2 below; and

                        (b)        The Recipient shall deliver to the Company cash or a certified check for the payment of applicable tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the payment of the Award or otherwise provide for the satisfaction of the tax withholding obligations pursuant to Section 1.4 below.

            1.4       Optional Withholding Election.  In lieu of paying the applicable tax withholding obligations in cash or by certified check, as described in Section 1.3(b), the Recipient may elect to have the shares of Stock otherwise payable pursuant to the Award reduced by the smallest number of whole shares of Stock which, when multiplied by the fair market value of the Stock on the Measurement Date, as determined by the Committee, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the Award (the "Withholding Election").  The Recipient may make a Withholding Election only if all of the following conditions are met:

                        (a)        the Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

                        (b)        any Withholding Election made will be irrevocable; however, the Board of Directors may, in its sole discretion, disapprove and give no effect to any Withholding Election.

            1.5       Payment of the Award.  The Award shall vest two (2) business days after the Company publicly releases its earnings for the 2007 fiscal year (the "Vesting Date") and shall be paid in the appropriate number of shares of Stock of the Company, reduced, if applicable, in accordance with any Withholding Election tendered pursuant to Section 1.4, as soon as practicable following the Vesting Date.

Section 2
Restrictions and Forfeitures

            2.1       Forfeitures.  Notwithstanding anything to the contrary in this Award, the Award shall expire and no payment of any type shall be due in the event of the occurrence of either one of the events described in Sections 3(b) or 3(c).

            2.2       Death, Disability and Retirement.  In the event the Recipient ceases to be employed by the Company or any affiliate due to (i)death, (ii) disability, or (iii) retirement on or after reaching age 62 and at least 12 months and one day have expired since the execution date by the Recipient of his/her most recent employment contract with the Company, then the Recipient (or, if applicable, the legal representative of the Recipient) shall have the right to the payment of the shares of Stock subject to the Award, but only if and to the extent that the performance measures are satisfied at the Measurement Date, determined as if the Recipient had continued in the employ of the Company.

2.3     Restrictions on Transfer of Award.  No rights attributable to the Award may be conveyed, pledged, assigned, transferred, hypothecated, encumbered, or otherwise disposed of by the Recipient, except by the laws of descent and distribution.

Section 3
Expiration of the Award

            The Award shall terminate upon the first to occur of the following events:

                        (a)        the delivery of the appropriate number of shares of Stock to the Recipient following the occurrence of the Measurement Date upon attaining at least the threshold benchmark for either the Return on Invested Capital Goals or the Peer Group Goals, or both, as the terms of the Award so provide and the Recipient's continuous employment with the Company or an affiliate through the Vesting Date;

                        (b)        the Recipient ceases to be employed by the Company or any affiliate for any reason prior to the occurrence of the Measurement Date, other than as specified in Section 2.2; or

                        (c)        the attainment of the Measurement Date and a corresponding failure to achieve at least the threshold benchmark for both the Return of Invested Capital Goals and the Peer Group Goals.

Section 4
General Provisions

            4.1       Committee Determinations.   All determinations required by the terms of the Award shall be made by the Committee and such determinations shall be final, binding and conclusive upon the Recipient and the Recipient's successors and permitted assigns.

            4.2       Rights as Stockholder.  Recipient shall have no rights as a stockholder with respect to any shares of the Stock of the Company as a result of this Award prior to the delivery of shares of Stock in payment of the Award.

            4.3       Change in Capitalization.  Except as otherwise provided in Section 14 of Recipient's most recent employment agreement ("Employment Agreement") with the Company, if the outstanding shares of the Stock shall be recapitalized, reorganized or there is any other change in the corporate structure of the, the number of shares of Stock subject to the Award shall be adjusted by the Committee in a manner that it determines, in its sole discretion, best reflects the event.

            4.4       Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Delaware.

            4.5       Notice.  Except as otherwise specified herein, all notices and other communications given with respect to this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Until further notice, the address for the Company is:

                                                            Tyson Foods, Inc.
                                                            2210 West Oaklawn Drive
                                                            Springdale, Arkansas  72762-6999
                                                            Attn:  Assistant Vice President - Benefits

Any party may designate any other address to which notices shall be sent by giving notice of the address to the other party in the same manner as provided herein.

            4.6       Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

            4.7       Entire Agreement.  Subject to the terms of the Plan, which are incorporated herein by reference, and Section 14 of the Employment Agreement, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter hereof.

            4.8       Violation.  Any transfer, pledge, sale, assignment, or hypothecation of any rights attributable to the Award shall be a violation of the terms of this Award and shall be void and without effect.

            4.9       No Employment Rights Created.  The grant of the Award shall not be construed as giving Recipient the right to continued employment with the Company or any affiliate.

            4.10     Award Subject to Shareholder Approval.  Notwithstanding any other provision of this Award to the contrary, no payments shall be made to the Recipient under this Award unless the grant of the Award is approved by the stockholders of the Company in a manner that comports with the provisions of Section 162(m) of the Internal Revenue Code of 1986 at the 2005 Annual Meeting of Shareholders, and, if such stockholder approval is not obtained, the grant of the Award shall become null and void.

4.11     Definitions.  For purposes of this Award, capitalized terms not defined herein or below shall have the meanings ascribed to them in the Plan:

                        "Company" means Tyson Foods, Inc.; however, where the context so requires, the term shall include any successor company or business entity.

                        "EBIT" means the Company's sales less its cost of goods sold, selling expenses and general and administrative expenses.

            "Measurement Date" means September 29, 2007.

"Peer Group" means Campbell Soup Co., ConAgra ConAgra Foods, Inc., General Mills, Inc., H. J. Heinz Co., Hershey Foods Corporation, Kellogg Company, McCormick & Company, Inc., Sara Lee Corporation, Wm. Wrigley Jr. Company, Smithfield Foods, Inc., Pilgrim's Pride Corp. and Hormel Foods Corporation.  If one or more members of the Peer Group ceases to be the surviving entity in a corporate transaction, the successor entity shall replace the entity which has ceased to exist provided that the primary business of the successor entity and its affiliates is in substantially the same lines of business as the Company.  If a member of the Peer Group (a) ceases to have any class of securities registered under the Securities Exchange Act of 1934; (b) ceases to exist in circumstances where there is no successor entity or where the primary business of the successor entity and its affiliates is not in substantially the same lines of business as the Company; or (c) becomes bankrupt, that member of the Peer Group shall be deleted as a member of the Peer Group and shall not be counted for purposes of measuring satisfaction of the benchmarks provided in Section 1.2(b) and said benchmarks shall be reduced accordingly.

"Peer Group Goals" means the performance measures specified in Section 1.2(b).

"Performance Period" means the period beginning as of the Award Date and ending on the Measurement Date.

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"Return on Invested Capital" means EBIT divided by Total Capital.

"Return on Invested Capital Goals" means the performance measures specified in Section 1.2(a).

"Stock" means the shares of the Class A Common Stock of the Company granted as performance stock under this Award.

"Stock Price Comparison" means the comparison of the Company's Stock price against the stock price for each of the Peer Group companies, each as reported in The Wall Street Journal.  Such comparison shall begin with the closing price for the Company's Stock and the stock of each of the Peer Group companies on October 1, 2004 and end with the average closing price of each company's stock for the thirty (30) trading days ending on the Measurement Date.

"Total Capital" means the Company's total debt plus total shareholder equity.

            IN WITNESS WHEREOF, the Company has executed this Award as of the date set forth above.

                                                            TYSON FOODS, INC.

                                                            By:
                                                            Print Name:
                                                            Title:

                                                            RECIPIENT